Exhibit 32.1

CERTIFICATION

Nelson J. Marchioli

President and Chief Executive Officer of Denny’s Corporation

and

Andrew F. Green

Senior Vice President and Chief Financial officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Denny’s Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nelson J. Marchioli, President and Chief Executive Officer of the Company, and I, Andrew F. Green, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NELSON J. MARCHIOLI
Nelson J. Marchioli President and Chief Executive Officer

March 25, 2004

/s/ ANDREW F. GREEN
Andrew F. Green Senior Vice President and Chief Financial Officer

March 25, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Denny’s Corporation and will be retained by Denny’s Corporation and furnished to the Securities and Exchange Commission or its staff upon request.